As filed with the Securities and Exchange Commission on February__, 2000
                                                             File No. 333-_____
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                       PACIFIC GATEWAY EXCHANGE, INC.
           (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                                94-3134065
      (State or Other Jurisdiction       (I.R.S. Employer Identification No.)
  of Incorporation or Organization)


                        500 Airport Blvd., Suite 340
                        Burlingame, California 94010
            (Address of Principal Executive Offices) (Zip Code)


 Pacific Gateway Exchange, Inc. 1997 Supplemental Long-Term Incentive Plan
                          (Full Title of the Plan)


                            Howard A. Neckowitz
                   President and Chief Executive Officer
                        533 Airport Blvd., Suite 505
                        Burlingame, California 94010
                  (Name and Address of Agent For Service)


 Telephone Number, Including Area Code, of Agent For Service: (650) 375-6700

                                  copy to
                              Laura D. Richman
                            Mayer, Brown & Platt
                           190 S. LaSalle Street
                          Chicago, Illinois 60603

                 -----------------------------------------


                      CALCULATION OF REGISTRATION FEE
===============================================================================

                                                     Proposed
  Titles of                         Proposed         Maximum
  Securities                        Maximum          Aggregate     Amount of
   to be         Amount to be      Offering Price     Offering     Registration
 Registered       Registered       Per Share*          Price*          Fee
 ----------     ------------     ----------------    ---------    -------------

Common Stock,  4,500,000 Shares      $20.72         $93,240,000     $24,614
$.0001 par
value
===============================================================================


* Pursuant to Rule 457(h)(1), the Proposed Maximum Offering Price Per Share is estimated as $20.72 solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported in The Wall Street Journal on February 8, 2000

                                  PART II

                          INFORMATION REQUIRED IN
                         THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have heretofore been filed by Pacific Gateway Exchange, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998, as amended.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

         (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

         (e) The description of Common Stock of the Company contained in a Registration Statement on Form 8-A, filed on July 18, 1996, pursuant to Section 12 of the Exchange Act, as amended November 21, 1997.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.   Interests of Named Experts and Counsel.

         James J. Junewicz, a partner at the law firm Mayer, Brown & Platt which serves as legal counsel to the Company, is also a member of the Board of Directors of the Company.

Item 6.  Indemnification of Directors and Officers.

         (a) The Delaware General Corporation Law (the "Delaware GCL") (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified, and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

         (b) Article 10 of the Certificate of Incorporation of the Company and Article 8 of the Company's By-laws provides for indemnification of directors and officers to the fullest extent permitted by law. The Company has entered or expects to enter into Indemnity Agreements with each of its directors, a copy of which has been filed as
              Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 000-21043). The Company presently maintains Director's and Officer's insurance with limits up to $10 million.
         (c) In accordance with Section 102(b)(7) of the Delaware GCL, the Company's Certificate of Incorporation provides that directors shall not be personally liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the Company or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) under Section 174 of the Delaware GCL (unlawful payment of dividends) or (4) transactions from which a director derives an improper personal benefit.

Item 7.       Exemption from Registration Claimed.

              Not applicable.

Item 8.       Exhibits.

              See Exhibit Index which is incorporated herein by reference.

Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

              1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)   To include any prospectus required by Section 10(a)
                          (3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii)  To include any material information
                           with respect to the plan of
                           distribution not previously disclosed
                           in the registration statement or any
                           material change to such information in
                           the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's certificate of incorporation or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlingame, State of California, on this 10th day of February, 2000.


                       PACIFIC GATEWAY EXCHANGE, INC.


                       By:/s/ Sandra Grey
                          --------------------------------
                             Sandra Grey

                             POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Howard A. Neckowitz or Gail E. Granton, the true and lawful attorney-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in their respective capacities on this 10th day of February, 2000.


Signature                         Title
---------                         ------

/s/ Howard A. Neckowitz          President, Chief Executive Officer and
--------------------------       Chairman of the Board and Director
Howard A. Neckowitz              (Principal Executive Officer)


/s/ Gail E. Granton              Chief Operating Officer, Global Marketing and
--------------------------       Offshore Development, Secretary and Director
Gail E. Granton


/s/ Sandra Grey                  Chief Financial Officer
--------------------------       (Principal Financial Officer)
Sandra Grey                      (Principal Accounting Officer)


/s/ Robert Calafell               Director
--------------------------
Robert Calafell


/s/ Charles M. Dalfen             Director
--------------------------
Charles M. Dalfen


/s/ James J. Junewicz             Director
--------------------------
James J. Junewicz


/s/ Barry J. Volante              Director
--------------------------
Barry J. Volante

                               EXHIBIT INDEX


Exhibit
Number           Description of Exhibit
-------          ----------------------


4(a) Amended and Restated Certificate of Incorporation of Pacific Gateway Exchange,
                 Inc., as amended May 20, 1997.1/

4(b) By-laws of Pacific Gateway Exchange, Inc., as amended December 30, 1997.2/

5                Opinion of Mayer, Brown & Platt.

23(a)            Consent of PricewaterhouseCoopers LLP

23(b)            Consent of Mayer, Brown & Platt (contained in
                 Exhibit 5).

24 Powers of Attorney (included on the signature page of the registration statement).


1/ Filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 000-21043), and incorporated into this Registration Statement on Form S-8 by reference.

2/ Filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (File No.
       000-21043), and incorporated into this Registration Statement on Form S-8 by reference.



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